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Exhibit 10.4                  CONSULTING AGREEMENT


    THIS CONSULTING AGREEMENT is entered into the 23rd day of August, 1990, by and between AMSERV, INC., (the "Company") and EUGENE J. MORA ("Mora").

                             W I T N E S S E T H:

    In consideration of the covenants and agreements herein set forth and of the mutual benefits accruing to Company and to Mora from the consulting relationship to be established between the parties by the terms of this Agreement, Company and Mora agree as follows:

    1.   Consulting Relationship.  As of the first day of the first month
         -----------------------
following Mora's termination of employment with the Company, whether voluntary or involuntary (except in the event of death), Company will retain Mora and Mora will be retained by Company, as an independent consultant and not as an employee, on the terms and conditions described herein. The consulting arrangement shall continue for a period of one year.

    2.   Consulting Services.  During the term of this Agreement Mora will:
         -------------------

         (a) Perform such duties and execute the policies of Company as reasonably requested by its Board of Directors; provided, that said duties and policies will not be inconsistent with the nature of the duties performed by Mora during his active service with Company as an officer, director and employee thereof; and provided further that such duties shall not be such as would interfere with the performance of other full or part-time employment or self employment by Mora, whether or not Mora is engaged in such employment or self employment.

         (b) Exercise a reasonable degree of skill and care in performing the services referred to in paragraph (a) above.

    3.   Compensation.  The Company will pay Mora for his services performed
         ------------
under this Agreement annual compensation of $102,500 for two years, payable in equal installments not less frequently than monthly.

    4.   Funding of Payments.  In order to assure the performance by Company
         -------------------
or its successor of its obligations under this Agreement, the Company may deposit in trust an amount equal to the maximum payment that will be due Mora under the terms hereof. Under a written trust instrument, the Trustee shall be instructed to pay to Mora the amount to which Mora shall be entitled under the terms hereof, and the balance, if any, of the trust not so paid or reserved for payment shall be repaid to the Company. If and to the extent there are not amounts in trust sufficient to pay Mora under this Agreement, the Company shall remain liable for any and all payments due to Mora. In accordance with the terms of such trust, at all times during the term of this Agreement Mora shall have no rights, other than as unsecured general creditors of the Company, to any amounts held in trust and all trust assets shall be general assets of the Company and subject to the claims of creditors of the Company.

    5.   Construction.  This agreement represents the complete Agreement
         ------------
between Company and Mora concerning the subject matter hereof and supersedes all prior agreements or understandings, written or oral. No attempted modification or waiver of any of the provisions

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hereof shall be binding on either party unless in writing and signed by both
Mora and Company.

    6.   Notices.  Any notice required or permitted to be given hereunder shall
         -------
be sufficient if in writing and if sent by registered mail to Mora's principal residence or to the Company's principal office, as the case may be.

    7.   Assignment.  Neither this Agreement nor any of the rights, duties or
         ----------
obligations of either party may be assigned or delegated by either party without the prior written consent of the other party.

    8.   Other Agreements.  This Agreement is supplemental and in addition to
         ----------------
other agreements and arrangements between Company and Mora, including without limitation an Employment Agreement and various benefit programs, and is not intended to modify or replace any such agreements, arrangements, or benefits now existing or hereafter arising.

    9.   Applicable Law.  It is the intention of the parties hereto that all
         --------------
questions with respect to the construction and performance of this Agreement and the rights and liabilities of the parties hereto shall be determined in accordance with the laws of the State of Delaware.

                   AMSERV, INC.


                By: /s/Melvin L. Katten
                    --------------------------------------
                   Its Director
                       ----------------------------

                   /s/Eugene J. Mora
                   ----------------------------------------
                   Eugene J. Mora

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                       AMENDMENT TO CONSULTING AGREEMENT


    This is an Amendment to a Consulting Agreement entered into the 23rd day of August, 1990, ("Consulting Agreement") by and between AMSERV, INC., a Delaware corporation known since August 4, 1992, as AMSERV HEALTHCARE INC. (the "Company") and EUGENE J. MORA ("Mora").

    The parties hereto agree as follows:

    1.   Section 1 of the Consulting Agreement is amended to read as follows:

    "1.  Consulting Relationship.  As of the first day of the first month
         -----------------------
    following Mora's termination of employment with the Company, whether voluntary or involuntary (except in the event of death), Company will retain Mora and Mora will be retained by Company, as an independent consultant and not as an employee, on the terms and conditions described herein. The consulting arrangement shall continue for a period of two years."

    2.   Section 3 of the Consulting Agreement is amended to read as follows:

    "3. Compensation. The Company will pay Mora for his services performed under this Consulting Agreement annual compensation of $129,200 per year for two years, payable in equal installments not less frequently than monthly."

    IN WITNESS WHEREOF, the parties have executed this Amendment as of August 15, 1991.

                 AMSERV HEALTHCARE INC.


                 By:  /s/George A. Rogers
                      -------------------------------------

                        Its Director
                            ----------------------------

                        /s/Eugene J. Mora
                        ----------------------------------
                        Eugene J. Mora

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